Exhibit 99.1

News Release

Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012

Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Announces Preliminary Second Quarter Financial Results and Updates Fiscal Year 2025 Earnings Per Share Guidance

Long Beach, Calif., July 7, 2025 – Molina Healthcare, Inc. (NYSE: MOH) today announced preliminary financial results for the second quarter of 2025 and updated its full year 2025 adjusted earnings per share guidance. The Company’s announcement of preliminary results was driven by recent market dynamics and off-cycle disclosures from others in the managed health care sector.

The Company now expects its second quarter 2025 adjusted earnings to be approximately $5.50 per share(1), which is modestly below its prior expectations. This preliminary result reflects medical cost pressures in all three lines of business. The Company expects these medical cost pressures to continue into the second half of the year. As a result, the Company now expects its full year 2025 adjusted earnings to be in the range of $21.50 to $22.50 per share(1), reflecting a consolidated pre-tax margin of just under 4%, the low-end of its long-term guidance range.

“The short-term earnings pressure we are experiencing results from what we believe to be a temporary dislocation between premium rates and medical cost trend which has recently accelerated,” said Joseph Zubretsky, President and Chief Executive Officer. “As we are still performing near our long-term target ranges, nothing, including the potential impacts of the budget bill, has changed our outlook for the long-term performance of the business.”

As previously announced, the Company expects to report its full second quarter results after the market closes on Wednesday, July 23, 2025, and will host a conference call and webcast to discuss the earnings release on Thursday, July 24, 2025, at 8:00 a.m. Eastern Time.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

(1) See the Reconciliation of Preliminary Unaudited Non-GAAP Financial Measures on page 2 of this release.

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Molina Healthcare Announces Preliminary Second Quarter Financial Results and

Updates Fiscal Year 2025 Earnings Per Share Guidance

July 7, 2025

MOLINA HEALTHCARE, INC.

RECONCILIATION OF PRELIMINARY UNAUDITED NON-GAAP FINANCIAL MEASURES

Three Months Ended June 30, 2025

(in millions, except per diluted share amounts; unaudited)

	Amount	Per Diluted Share (2)
GAAP Net income	~$259	~$4.83
Adjustments:
Amortization of intangible assets	~32	~0.60
Acquisition-related expenses	~15	~0.28
Other	--	--
Subtotal, adjustments	~47	~0.88
Income tax effect (1)	~(11)	~(0.21)
Adjustments, net of tax	~36	~0.67
Adjusted net income	~$295	~$5.50

(1)	Income tax effect calculated at the statutory tax rate of approximately 23.7%.
(2)	Computations assume approximately 53.7 million diluted weighted average shares outstanding.

MOLINA HEALTHCARE, INC.

RECONCILIATION OF PRELIMINARY UNAUDITED NON-GAAP FINANCIAL MEASURES

2025 GUIDANCE

(in millions, except per diluted share amounts; unaudited)

	Amount	Per Diluted Share (4)
GAAP Net income	$1,045 to $1,099	$19.32 to $20.32
Adjustments:
Amortization of intangible assets	~86	~1.59
Acquisition-related expenses	~66	~1.23
Other	~2	~0.03
Subtotal, adjustments	~154	~2.85
Income tax effect (3)	~(36)	~(0.67)
Adjustments, net of tax	~118	~2.18
Adjusted net income	$1,163 to $1,217	$21.50 to $22.50

(3)	Income tax effect calculated at the statutory tax rate of approximately 23.7%.
(4)	Computations assume approximately 54.1 million diluted weighted average shares outstanding.

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.

Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.

Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

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Molina Healthcare Announces Preliminary Second Quarter Financial Results and

Updates Fiscal Year 2025 Earnings Per Share Guidance

July 7, 2025

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s 2025 preliminary second quarter financial results, our 2025 guidance and our long-term performance. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended March 31, 2025. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 7, 2025, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.

Financial Disclosure Advisory

All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended June 30, 2025 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2025 and actual results may differ from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the preparation and review of the Company’s financial statements for the quarter ended June 30, 2025 and the subsequent occurrence or identification of events prior to the formal issuance of our second quarter financial results.

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